Exhibit 99.1

Press Contacts:
Katherine Lane
Director, Corporate Communications
+1 714-885-3828
katherine.lane@emulex.com

Jolene Bonina
Public Relations Manager
+1 714-885-3858
jolene.bonina@emulex.com

Emulex Appoints Nersi Nazari to its Board of Directors

Industry Leader Brings More Than 20 Years of Experience Driving Diversified Growth
and Bolsters Board with Strong Technical Expertise

COSTA MESA, Calif., June 23, 2011 – Emulex Corporation (NYSE:ELX), the leader in converged networking solutions, today announced that industry leader Nersi Nazari has been appointed to the Emulex Board of Directors. Mr. Nazari brings more than 20 years of leadership experience in developing leading semiconductor, storage and networking technologies. Mr. Nazari also brings a strong track record of diversifying companies into new segments, driving revenue growth, and, most recently, high technology venture expertise.

“Nersi Nazari’s strong entrepreneurial background, combined with a rich mix of technical engineering expertise and a history of developing new market segments, will be invaluable to Emulex,” said Jim McCluney, CEO, Emulex. “Nersi’s addition to our Board of Directors will expand our team’s braintrust as we continue to identify and expand into new market segments.”

Mr. Nazari founded Pacific General Ventures in 2003, which invests in semiconductor and software companies. He currently serves as Executive Chairman of Vigilo Networks, Inc. a company that he helped finance and found in January of 2011. Previously, Mr. Nazari served as CEO of the firm’s portfolio company, Teranetics Inc. (acquired by PLX Technology), which was a leader in 10GBASE-T Ethernet Phy chips. Mr. Nazari. Before

Emulex Appoints Nersi Nazari to its Board of Directors | 2

Pacific General, Mr. Nazari was a vice president at Marvell Semiconductor Inc., where his responsibilities included the development of storage and communications products and Marvell’s System-on-Chip (SOC) strategy. Prior to Marvell, Mr. Nazari was chief technologist at GEC Plessey Semiconductor and served in engineering roles at Seagate Technology and Digital Equipment Corp. He holds eight patents and received a doctorate in electrical engineering from the University of Colorado.

“Emulex sits at an inflection point in the market, where network convergence is becoming pervasive in the data center and in telecommunication applications,” said Mr. Nazari. “I look forward to working with the team at Emulex to grow revenue in our current markets, expand our product portfolio and leverage opportunities in new market segments and geographies.”

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About Emulex
Emulex, the leader in converged networking solutions, provides enterprise-class connectivity for servers, networks and storage devices within the data center. The Company’s product portfolio of Fibre Channel host bus adapters, network interface cards, converged network adapters, controllers, embedded bridges and switches, and connectivity management software are proven, tested and trusted by the world’s largest and most demanding IT environments. Emulex solutions are used and offered by the industry’s leading server and storage OEMs including, Apple, Cisco, Dell, EMC, Fujitsu, Hitachi, Hitachi Data Systems, HP, Huawei, IBM, LSI, Lenovo, NEC, Oracle, NetApp, Samsung and ZTE. Emulex is headquartered in Costa Mesa, Calif., and has offices and research facilities in North America, Asia and Europe. More information about Emulex (NYSE:ELX) is available at http://www.Emulex.com.

Emulex Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above include forward-looking statements that involve risk and uncertainties. These forward-looking statements include, among other matters, statements concerning Emulex’s acquisition of ServerEngines Corporation, including anticipated benefits expected from the acquisition, expected impact on Emulex’s results of operations and financial condition, and expected market opportunities; Emulex’s business outlook, as well as expectations of other future events and future performance. Emulex wishes to caution readers that a number of significant factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include among others, the anticipated benefits of the combined companies may not be achieved, the combined operations may not be successfully integrated in a timely manner, if at all, and other risks inherent in acquisitions of businesses, including unanticipated costs and expenditures, potential changes in relationships with strategic partners, potential contractual or intellectual property issues, and potential accounting charges and write-downs; as well as changes in economic and industry conditions and the effects of ongoing global economic uncertainty, changes in end user demand for technology solutions; the effect of any actual or potential

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unsolicited offers to acquire Emulex; Emulex’s dependence on a limited number of customers and the effects of the loss of, or decrease or delays in orders by, any such customers, or the failure of such customers to make payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the rapidly changing nature of technology, evolving industry standards and frequent introductions of new products and enhancements by competitors; the effect of rapid migration of customers towards newer, lower cost product platforms; slower than expected growth of the storage networking market or the failure of Emulex’s Original Equipment Manufacturer (“OEM”) customers to successfully incorporate Emulex products into their systems; delays in product development; the highly competitive nature of the markets for Emulex’s products; Emulex’s ability to gain market acceptance for its products; any inadequacy of Emulex’s intellectual property protection or the potential for third-party claims of infringement; Emulex’s ability to attract and retain skilled personnel; and Emulex’s reliance on third-party suppliers. These and other factors that could cause actual results to differ materially from those in the forward-looking statements are also discussed in Emulex’s filings with the Securities and Exchange Commission, including its recent filings on Forms 8-K, 10-K and 10-Q. Statements in this release are based on current expectations and, except as required by law, Emulex undertakes no obligation to revise or update any forward-looking statements for any reason. All trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.

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